UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2004

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Deferral Agrmt
Time-Based Restricted Stock Deferral Agreement
Performance-Based Restricted Stock Deferral Agrmt
Directors Restricted Stock Deferral Agreement
News Release

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2004, The Progressive Corporation and Subsidiaries (the “Company”) adopted three (3) new deferral election agreements under The Progressive Corporation Executive Deferred Compensation Plan, pursuant to which certain employees of the Company, including the Chief Executive Officer and certain other executive officers of the Company, (“Eligible Executives”), are eligible to participate.

1.	The Progressive Corporation Executive Deferred Compensation Plan Deferral Agreement permits Eligible Executives to defer receipt of all or a portion of certain cash bonuses that may be earned by him or her during 2005. The agreement includes (i) provisions permitting the Eligible Executive to specify the portion of the bonus that he or she elects to defer, a fixed deferral period or that no fixed deferral period will apply, the method of distribution, and the deemed investment election(s) for such deferral, (ii) the Eligible Executive’s acknowledgment of certain limitations on his or her rights with respect to the deferred amounts and the deemed investments and of certain other matters, and (iii) the Eligible Executive’s agreement to be bound by any amendments to the plan and the agreement that will likely be required after execution of the agreement. A copy of The Progressive Corporation Executive Deferred Compensation Plan Deferral Agreement is attached hereto as Exhibit 10(a).

2.	The Progressive Corporation Executive Deferred Compensation Plan Time-Based Restricted Stock Deferral Agreement permits Eligible Executives to defer receipt of all time-based restricted stock that may be awarded to him or her during 2005. The agreement includes (i) provisions permitting the Eligible Executive to specify a fixed deferral period or that no fixed deferral period will apply and the method of distribution, (ii) the Eligible Executive’s acknowledgment of certain limitations on his or her rights with respect to the deferred amounts and the deemed investments and of certain other matters, and (iii) the Eligible Executive’s agreement to be bound by any amendments to the plan and the agreement that will likely be required after execution of the agreement. A copy of The Progressive Corporation Executive Deferred Compensation Plan Time-Based Restricted Stock Deferral Agreement is attached hereto as Exhibit 10(b).

3.	The Progressive Corporation Executive Deferred Compensation Plan Performance-Based Restricted Stock Deferral Agreement permits Eligible Executives to defer receipt of all performance-based restricted stock that may be awarded to him or her during 2005. The agreement includes (i) provisions permitting the Eligible Executive to specify the method of distribution, (ii) the Eligible Executive’s acknowledgment of certain limitations on his or her rights with respect to the deferred amounts and the deemed investments and of certain other matters, and (iii) the Eligible Executive’s agreement to be bound by any amendments to the plan and the agreement that will likely be required after execution of the agreement. A copy of The Progressive Corporation Executive Deferred Compensation Plan Performance-Based Restricted Stock Deferral Agreement is attached hereto as Exhibit 10(c).

In addition, on December 10, 2004, the Company adopted a new deferral election agreement under The Progressive Corporation Directors Restricted Stock Deferral Plan, pursuant to which non-employee directors of the Company are eligible to defer receipt of all or a portion of restricted stock awards. Under The Progressive Corporation Directors Restricted Stock Deferral Plan Deferral Agreement, a non-employee director may specify the portion of the restricted stock awarded during 2005 that he or she elects to defer, a fixed deferral period or that no fixed deferral period will apply, and the method of distribution. In addition, the agreement includes acknowledgments from the participating director regarding certain limitations on his or her rights with respect to the deferred amounts and the deemed investments and of certain other matters, and the director’s agreement to be bound by any amendments to the plan and the agreement that will likely be required after execution of the agreement. A copy of The Progressive Corporation Executive Directors Restricted Stock Deferral Plan Deferral Agreement is attached hereto as Exhibit 10(d).

Item 7.01 Regulation FD Disclosure

On December 9, 2004, the Company issued a News Release containing financial results of the Company for the month and year-to-date periods ended November 2004 (the “News Release”). A copy of the News Release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See exhibit index on page 5.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 10, 2004

THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Title:	Jeffrey W. Basch Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Form 8-K
Under Reg	Exhibit
S-K Item 601	No.		Description
10(iii)	10	(a)	The Progressive Corporation Executive Deferred Compensation Plan Deferral Agreement

10(iii)	10	(b)	The Progressive Corporation Executive Deferred Compensation Plan Time-Base Restricted Stock Deferral Agreement

10(iii)	10	(c)	The Progressive Corporation Executive Deferred Compensation Plan Performance-Based Restricted Stock Deferral Agreement

10(iii)	10	(d)	The Progressive Corporation Directors Restricted Stock Deferral Plan Deferral Agreement

99	99		News Release dated December 9, 2004, containing financial results of The Progressive Corporation and Subsidiaries for the month and year-to-date periods ended November 2004